UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2011

MEDICAL DESIGN STUDIOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-144596	26-0482524
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)
c/o Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
 (Address of principal executive offices, including zip code)

(212) 400-6900
 (Registrant’s telephone number, including area code)

204 Pinehurst Court
Lexington, Kentucky 40505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.01	Changes in Control of Registrant.

Pursuant to a Stock Purchase Agreement, dated as of September 27, 2011, between Dynastar Ventures, Inc., a privately owned Delaware corporation (“Dynastar”), and Vision Opportunity Master Fund, Ltd., a Cayman Islands company (“Vision”), on October 6, 2011, Dynastar purchased from Vision for cash consideration of $100,000.00 an aggregate of 6,742,859 shares (the “Shares”) of our Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

Dynastar has advised us that the source of the funds used to purchase the Shares was Dynastar’s working capital.  Dynastar has further advised us that, while there are no arrangements or understandings between Dynastar and Vision with respect to the election of directors or other matters involving our Company, Dynastar may vote its Shares to change our Company’s directors in the near future.

As of the date of this report, our Company has 7,142,946 shares of Common Stock issued and outstanding.  The 6,742,859 Shares sold by Vision to Dynastar represent approximately 94.4% of our issued and outstanding Common Stock and 100% of Vision’s share holdings in our Company.  As of the date of this report, Vision does not own any shares of our Common Stock.

The Shares constitute “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise disposed of Dynastar without restriction under the Securities Act and applicable state securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 12, 2011, our Board of Directors appointed Kenneth Spiegeland as our second member of the Board. Thereafter,  Dennis Carter resigned as our Company’s sole officer and as a director.  Mr. Spiegeland agreed to serve as our Company’s director and as our chief executive officer on an interim basis until our shareholders elect a new Board of Directors and the new Board appoints new officers.

Mr. Spiegeland, 47, has been a Senior Account Manager with Concord Private Jet since January, 2010.  He also has served as a director of Rackwise, Inc., a publically held company, since January 2011.  From April 2008 to January 2010, he was a real estate broker and a partner in KBS Partnership, a real estate holding company he founded in 1985, and from January 2005 to December 2008, he was the Managing Member of New Space Closet.  Prior to this, from January 2000 to November 2005, he was Division Manager with Masco Contractor Services, a subsidiary of Masco Corporation, a leading manufacturer of home improvement and building products, and, from February 1998 to January 2000, he was the General Manager of Gabriel-Spry Services, a division of Gale Industries, and prior to this he served as Executive Vice President of Gabriel-Spry Company Inc. since 1983.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Design Studios, Inc.

Date: October 12, 2011	By:	/s/ Kenneth Spiegeland
	Name:	Kenneth Spiegeland
	Title:	Chief Executive Officer (Interim)